As Filed with the Securities and Exchange Commission on August 26, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                Eaton Vance Corp.
                                -----------------
               (Exact name of issuer as specified in its charter)

          Maryland                                               04-2718215
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                24 Federal Street
                           Boston, Massachusetts 02110
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                  1984, 1989, 1992 and 1995 Stock Option Plans
                  --------------------------------------------
                            (Full title of the plans)

                              Alan R. Dynner, Esq.
                              c/o Eaton Vance Corp.
                                24 Federal Street
                           Boston, Massachusetts 02110
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (617) 482-8260
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

 Title of                                      Proposed            Proposed
Securities                Amount to             maximum             maximum                Amount of
  to be                     be               offering price        aggregate              registration
registered               registered            per share         offering price              fee
----------               ----------          --------------      --------------           ------------

Non-Voting               1,234,726 (1)       $20.78125 (2)        $25,659,150 (2)          $7,569.45
Common Stock,              shares
$.015625 par value

---------------

(1) Adjusted to reflect the 2 for 1 stock split effective August 14, 1998.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, upon the basis of the average of the high and low sale prices of the Registrant's Non-Voting Common Stock as reported on the New York Stock Exchange on August 24, 1998. Such sale prices have been adjusted to reflect the 2 for 1 stock split effective August 14, 1998.

                               Page 1 of 22 pages.
                        Exhibit Index begins on page 19.

                                   PROSPECTUS

                                1,234,726 SHARES

                                EATON VANCE CORP.

                             NON-VOTING COMMON STOCK


     This Prospectus relates to an aggregate of 1,234,726 shares (the "Shares") of Non-Voting Common Stock, $.015625 par value per share (the "Non-Voting Common Stock"), of Eaton Vance Corp. (the "Company"), which may be offered for sale from time to time by or for the account of certain shareholders of the Company who have purchased the Shares upon the exercise of options acquired pursuant to the Company's stock option plans or by or for the account of their respective pledgees, donees, trustees, legatees, heirs or legal representatives (all of such persons being hereinafter referred to as "Selling Shareholders"). The Shares are being registered under the Securities Act of 1933, as amended (the "Securities Act") on behalf of the Selling Shareholders in order to permit the public sale or other distribution of the Shares.

     The Shares may be sold or distributed through underwriters, dealers, brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The Shares have no voting rights. The Company will receive no portion of the proceeds from the sale of the Shares offered hereby and will bear certain expenses incident to their registration. See "Selling Shareholders" and "Plan of Distribution."

     The Non-Voting Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol EV. On August 24, 1998, the closing price (adjusted to reflect the 2 for 1 stock split effective August 14, 1998) for the Non-Voting Common Stock on the NYSE was $20.71875 per share.

     This Prospectus also covers such additional shares as may be issuable to the Selling Shareholders in the event of a stock dividend, stock split, recapitalization or other similar change in the Non-Voting Common Stock.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is August 26, 1998

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the information set forth in this Prospectus or in the affairs of the Company since the date hereof or the dates as of which information is set forth herein. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information..........................................................3
Incorporation of Certain Documents by Reference................................4
The Company....................................................................4
Selling Shareholders.........................................................5-9
Plan of Distribution.......................................................10-11
Description of Non-Voting Common Stock.....................................11-12
Experts.......................................................................12
Recent Developments...........................................................12

AVAILABLE INFORMATION
--------------------------------------------------------------------------------

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at http./www.sec.gov. that contains reports and other information regarding registrants that file electronically with the Commission. The Non-Voting Common Stock is traded on the NYSE. Information filed by the Company with the NYSE can be inspected and copied at the office of the NYSE at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------

     The Company is subject to the informational and reporting requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. The following documents, which are filed with the Commission, are incorporated in this Prospectus by reference:

     (1) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed; and

     (2) That portion of the Company's Form 8-B dated February 4, 1981, filed under Section 12 of the Exchange Act, that describes the Non-Voting Common Stock, and all amendments or reports filed for the purpose of updating such description; and

     (3) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Non-Voting Common Stock offered hereby have been sold and/or which deregisters all shares of Non-Voting Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document or information incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The making of a modified or superseding statement shall not be deemed to be an admission that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

     The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents. Requests should be addressed to:
Treasurer,  Eaton Vance Corp., 24 Federal Street,  Boston,  Massachusetts 02110,
(617) 482-8260.

THE COMPANY
--------------------------------------------------------------------------------

     Eaton Vance Corp., a Maryland corporation (the "Company"), is the issuer of the Shares of Non-Voting Common Stock, $.015625 par value per share, covered by this Prospectus. The principal executive offices of the Company are located at 24 Federal Street, Boston, Massachusetts 02110, and its telephone number is
(617) 482-8260.

SELLING SHAREHOLDERS
--------------------------------------------------------------------------------

     The Selling Shareholders listed below are or were officers, directors or employees of the Company and/or of its subsidiaries, Eaton Vance Management, a Massachusetts business trust ("EVM"), and Eaton Vance Distributors, Inc., a Massachusetts corporation ("EVD"). Such Shareholders acquired the shares of the Company's Non-Voting Common Stock being offered hereunder pursuant to certain of the Company's stock option plans. (See "Description Of Non-Voting Common Stock".) Although each of the Selling Shareholders listed below is eligible to sell Shares under this Prospectus, such selling Shareholders do not necessarily have any present intention to sell all or a part of their Shares. Certain of such Shareholders may be deemed to be "affiliates" of the Company, as defined in Rule 405 under the Securities Act. The Company will not receive any proceeds from the sale of the Shares. A total of 1,234,726 shares is available for sale under this Prospectus as follows:

                                                        TOTAL                        AMOUNT/
                                                      SHARES OF                    PERCENTAGE
                                                      NON-VOTING                  OF NON-VOTING
                                                        COMMON                    COMMON STOCK
                                                        STOCK                      TO BE OWNED
                                POSITION WITH THE       OWNED        AMOUNT           AFTER
NAME                               COMPANY OR A        PRIOR TO       BEING        COMPLETION
                                    SUBSIDIARY         OFFERING      OFFERED      OF OFFERING1
---------------------------------------------------------------------------------------------------

Jeffrey P. Beale               Vice President               17,820       9,664        8,156/0.023%
                               of EVM
Christopher Berg               Vice President               19,936       4,832       15,104/0.042%
                               of EVD
Robert H. Bortnick             Vice President                6,704       6,432          272/0.001%
                               of EVM


-------------------------
1  Assumes 35,965,728 shares of Non-Voting Common Stock will be outstanding following the offering.



                                       5

Richard C. Brown               Vice President               58,638      16,912       41,726/0.116%
                               of EVM
Timothy T. Browse              Vice President               14,208       4,832        9,376/0.026%
                               of EVM
John Cabot                     Director                     85,344      11,680       73,664/0.205%
Barbara E. Campbell            Vice President                7,840       4,832        3,008/0.008%
                               of EVM
Daniel C. Cataldo              Vice President               18,174       4,832       13,342/0.037%
                               of EVM
Cynthia J. Clemson             Vice President                6,504       4,832        1,672/0.005%
                               of EVM
Raymond P. Cox                 Vice President               17,000       5,500       11,500/0.032%
                               of EVD
Mark P. Doman                  Vice President                4,600       2,000        2,600/0.007%
                               of EVD
Robert N. Dunbar, Jr.          Vice President               61,232      11,664       49,568/0.138%
                               of EVM
Thomas E. Faust, Jr.           Vice President              171,204      62,500      108,704/0.302%
                               of EVM
Thomas J. Fetter               Vice President               98,586      62,864       35,722/0.099%
                               of EVM
Michael A. Foster              Vice President               59,776       4,832       54,944/0.153%
                               of EVD
M. Dozier Gardner              Vice Chairman and           997,284      69,412      927,872/2.580%
                               Director
Hugh Gilmartin                 Vice President               13,662       9,664        3,998/0.011%
                               of EVD


                                       6

James B. Hawkes                Chairman, President         815,838     188,312      627,526/1.745%
                               and
                               Director
Perry Hooker                   Vice President                3,320       2,620          700/0.002%
                               of EVD
Kenneth A. Johnston            Vice President               65,298       4,832       60,466/0.168%
                               of EVM
Susan S. Kiewra                Vice President               12,214       4,832        7,382/0.021%
                               of EVM
Craig A. Leman                 Former officer of             2,000       2,000           - /0.000%
                               EVM
Robert MacIntosh               Vice President               21,856       7,248       14,608/0.041%
                               of EVM
Stephen A. Marks               Vice President                6,664       6,664           - /0.000%
                               of EVD
A. Walker Martin               Vice President              139,412      10,632      128,780/0.358%
                               of EVM
Joseph T. McMenamin            Vice President                4,630       2,182        2,448/0.007%
                               of EVD
Gary R. Mikula                 Vice President                4,832       4,832           - /0.000%
                               of EVM
Morgan C. Mohrman              Senior                        4,832       4,832           - /0.000%
                               Vice President
                               of EVD
Anne M. Morgan                 Vice President               40,444       4,832       35,612/0.099%
                               of EVM
James A. Naughton              Vice President                2,322       2,248           74/0.000%
                               of EVM
James L. O'Connor              Vice President               98,444      14,500       83,944/0.233%
                               of EVM

                                       7

Cecilia J. O'Keefe             Vice President               11,878      11,664          214/0.001%
                               of EVM
Thomas Otis                    Vice President              122,956      24,648       98,308/0.273%
                               and Secretary
George Owen                    Vice President                8,152       6,956        1,196/0.003%
                               of EVD
Scott H. Page                  Vice President                5,344       4,832          512/0.001%
                               of EVM
Laurence S. Reineman           Vice President              141,320       9,664      131,656/0.366%
                               of EVM
Duncan Richardson              Vice President               35,706       7,248       28,458/0.079%
                               of EVM
Jackson Robinson               Vice President               20,402      19,332        1,070/0.003%
                               of EVM
Joyce B. Rowan                 Vice President                3,624       3,624           - /0.000%
                               of EVM
Benjamin A. Rowland, Jr.       Vice President              756,616     135,536      621,080/1.727%
                               and Director
Jennifer Rynne                 Vice President               10,332       8,456        1,876/0.005%
                               of EVM
John P. Rynne                  Vice President               44,704      44,704           - /0.000%
                               of EVM
David A. Sackler               Vice President                4,092       3,652          440/0.001%
                               of EVM
Kevin Schrader                 Vice President                3,682       3,000          682/0.002%
                               of EVD
George V. Schwab               Vice President               15,164      15,164           - /0.000%
                               of EVD


                                       8

Dianne Sillers                 Vice President               84,362       8,456       75,906/0.211%
                               of EVM
Richard A. Simons              Vice President               78,028      53,482       24,546/0.068%
                               of EVM
Ralph Z. Sorenson              Director                     29,756      11,680       18,076/0.050%
William M. Steul               Vice President and           60,098      48,528       11,570/0.032%
                               Treasurer
Cornelius J. Sullivan          Senior                       13,918       4,000        9,918/0.028%
                               Vice President
                               of EVD
Payson F.  Swaffield           Vice President                7,718       4,832        2,886/0.008%
                               of EVM
Hooker Talcott, Jr.            Former officer of            38,642       9,160       29,482/0.082%
                               EVM
Michael B. Terry               Vice President               71,624      11,644       59,980/0.167%
                               of EVM
Mark S. Venezia                Vice President               54,182      49,418        4,764/0.013%
                               of EVM
Michael W. Weilheimer          Vice President                6,006       4,832        1,174/0.003%
                               of EVM
Wharton P. Whitaker            President                   289,640     155,080      134,560/0.374%
                               of EVD
Sue Wilder                     Vice President               19,592       4,832       14,760/0.041%
                               of EVD
Eric G. Woodbury               Vice President               12,858      12,452          406/0.001%
                               of EVM

     Sales under this Prospectus may also be made by certain unnamed persons who are employees of, but not directors, officers or controlling persons of, the Company who hold the lesser of (1) 1,000 shares of Non-Voting Common Stock or
(2) 1% of the shares of Non-Voting Common Stock issuable under any of the Company's stock option plans covering Shares to be offered under this Prospectus (the "De Minimus Amount"). The amount of Shares that may be sold by each of such unnamed persons under this Prospectus may not exceed the De Minimis Amount.

PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

     The Shares may be offered and sold from time to time by or for the account of the Selling Shareholders or their respective pledgees, donees, trustees, legatees, heirs or legal representatives. Such persons will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such persons may from time to time offer the Shares through underwriters, dealers or agents. The distribution of the Shares by such persons may be effected from time to time in one or more transactions that may take place on the NYSE or in the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholder in connection with such sales.

     The Company has been advised by the Selling Shareholders that they have not, as of the date hereof, entered into any arrangement with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution of a purchase by a broker-dealer. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the Selling Shareholder in amounts to be negotiated immediately prior to the sale.

     In offering the Shares, the Selling Shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Selling Shareholders have advised the Company that during such time as they may be engaged in a distribution of the Shares they will comply with Rules 10b-2, 10b-6 and 10b-7 under the Exchange Act (as those Rules are described in more detail below) and, in connection therewith, the Selling Shareholders have agreed not to engage in any stabilization activity in connection with the Company's securities, to furnish to each broker-dealer through which the Shares may be offered copies of this Prospectus, and not to bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities except as permitted under the Exchange Act. The Selling Shareholders have also agreed to inform the Company when the distribution of their respective Shares is completed.

     Rule 10b-2 under the Exchange Act prohibits persons who are participating in or financially interested in a distribution of securities from making payments to another person for the solicitation of a third party to purchase the securities that are the subject of the distribution, except that Rule 10b-2 does not apply, among other exceptions, to brokerage transactions not involving solicitation of customer orders. Rule 10b-6 under the Exchange Act prohibits participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

     The public offering of the Shares by the Selling Shareholders will terminate on the date on which all Shares offered hereby have been sold by the Selling Shareholders, or on such earlier date on which the Company files a post-effective amendment which deregisters all Shares then remaining unsold.

     The Company will pay certain expenses incidental to the offering and sale of the Shares to the public estimated to be approximately $8,000. The Company will not pay for, among other expenses, selling expenses, underwriting discounts or fees and expenses of counsel for the Selling Shareholders.

DESCRIPTION OF NON-VOTING COMMON STOCK
--------------------------------------------------------------------------------

     The Company is authorized to issue 47,680,000 shares of Non-Voting Common Stock, $.015625 par value. The Company's Articles of Incorporation provide that the holders of Non-Voting Common Stock have no voting rights under any circumstances whatsoever. Shares of Non-Voting Common Stock are registered pursuant to Section 12 of the Exchange Act and are traded on the NYSE. It is sales of Shares of the Company's Non-Voting Common Stock to which this Prospectus relates. These sales, by current or former directors, officers or employees of the Company or of its subsidiaries, or by their respective pledgees, donees, trustees, legatees, heirs or legal representatives, are of previously unregistered Shares acquired pursuant to various stock option plans established by the Company.

     The Non-Voting Common Stock is neither redeemable nor convertible and the holders of the Non-Voting Common Stock have no preemptive rights to purchase any securities of the Company. Dividends may be paid to the holders of the Non-Voting Common Stock when and if declared by the Board of Directors out of any funds legally available therefor. All voting rights are vested in the voting Common Stock (described below); the Non-Voting Common Stock and the voting Common Stock are otherwise identical with respect to dividend rights, rights upon liquidation and all other rights.

     BankBoston, N.A., P.O. Box 8040, Boston, Massachusetts 02266-8040 is the Registrar and Transfer Agent for the Company's Non-Voting Common Stock.

     The Company is also authorized to issue 320,000 shares of voting Common Stock, $.015625 par value. All voting rights are vested in the voting Common Stock. Each share of voting Common Stock is entitled to participate pro rata in distributions upon liquidation and to one vote on all matters submitted to a vote of stockholders. Dividends may be paid to the holders of voting Common Stock when and if declared by the Board of Directors out of any funds legally available therefor. Holders of voting Common Stock have no preemptive or similar rights nor do they have cumulative voting rights. The voting Common Stock is not publicly traded. All outstanding shares of the voting Common Stock are deposited in a Voting Trust, of which the Voting Trustees are James B. Hawkes (Chairman of the Board, President, Chief Executive Officer and a Director of the Company), M. Dozier Gardner (Vice-Chairman and a Director of the Company),
Benjamin A. Rowland, Jr. (a Vice President and a Director of the Company), Thomas E. Faust, Jr. (an Officer of subsidiaries of the Company), Alan R. Dynner (a Vice President of the Company), Wharton P. Whitaker (an Officer of subsidiaries of the Company), and William M. Steul (a Vice President and
Treasurer of the Company). The Voting Trust expires on October 30, 2000. The Voting Trustees have unrestricted voting rights for the election of the Company's Directors and inasmuch as the seven Voting Trustees of said Voting Trust have unrestricted voting rights with respect to said voting Common Stock (except that the Voting Trust Agreement provides that any action of the Voting Trustees to approve (1) the sale, mortgage or pledge of all or substantially all of the Company's assets, or (2) a change in the capital structure or powers of the Company, or (3) a merger, consolidation, reorganization or dissolution of the Company, or (4) an amendment to or a termination of the Voting Trust, or (5) the addition of a Voting Trustee, or the removal of a Voting Trustee by the other Voting Trustees, or (6) the renewal of the term of the Voting Trust, shall require the written consent of the holders of Voting Trust receipts representing a majority of such Stock subject at the time to the Voting Trust), they may be deemed to be beneficial owners of all of the Company's outstanding voting Common Stock. The Voting Trust agreement provides that the Voting Trustees shall act by majority if there be three or more Voting Trustees; otherwise they shall act unanimously. All outstanding Voting Trust Receipts issued under said Voting Trust are owned by the Voting Trustees. As at August 26, 1998, Messrs. Gardner and Hawkes each owned 24% of such Voting Trust Receipts; Messrs. Rowland and Faust owned 15% and 13%, respectively; and Messrs. Dynner, Steul and Whitaker each owned 8%.

EXPERTS
--------------------------------------------------------------------------------

     The consolidated financial statements and the related supplemental schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent public accountants, as set forth in their report included therein, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

RECENT DEVELOPMENTS
--------------------------------------------------------------------------------

     There have been no material changes in the Company's affairs since its Annual Report on Form 10-K for the year ended October 31, 1997 which have not been described in a Quarterly Report on Form 10-Q or a periodic report on Form 8-K. See "Incorporation of Certain Documents by Reference."

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Certain Documents by Reference.

     Eaton Vance Corp., a Maryland corporation (the "Registrant" or the "Company"), is subject to the informational and reporting requirements of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in the Prospectus contained in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (as amended, the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed; and

          (2) That portion of the Company's Form 8-B dated February 4, 1981, filed under Section 12 of the Exchange Act, that describes the Non-Voting
     Common Stock, and all amendments or reports filed for the purpose of updating such description; and

          (3) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Non-Voting Common Stock offered hereby have been sold or which deregisters all shares of
Non-Voting Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.

     Not applicable.

     Item 6. Indemnification of Directors and Officers.

     Article NINTH, section (8) of the Company's Articles of Incorporation provides that, to the extent permitted by the laws of Maryland, the Company shall indemnify any person that (a) is serving as a director or officer of the Company, (b) any person that has served as an officer or director of the Company, and (c) any person who at the request of the Company is serving or has served as a director, officer, trustee, partner, employee, agent or other representative of another corporation, joint stock company, syndicate, association, firm, trust, partnership or other entity, against all liabilities and expenses, including without limitation attorneys' fees and judgments, penalties, fines and amounts paid in settlement, reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or other proceeding, whether civil, criminal, administrative, investigative or legislative, in which such person may be involved or with which he may be threatened by reason of serving or having served in such position.

     Indemnification requires a determination made in accordance with applicable statutory standards by the Board of Directors or by independent legal counsel (who may be regular counsel to the Company) or by the holders of not less than a majority of the total number of shares of voting Common Stock of the Company then outstanding.

     Article NINTH, section (8) of the Company's Articles of Incorporation provides that the indemnification right provided therein is not exclusive of and will not otherwise affect any other rights to which such person may be entitled (whether under any law, By-Law, agreement, director vote, stockholder vote or otherwise), shall inure to the benefit of such person's heirs, executors, administrators and personal representatives, and shall continue as to a person who has ceased to serve in such position.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     The following is a list of exhibits filed as part of this Registration Statement.

Exhibits
--------

4.1  Specimen  certificate  representing  the Non-Voting  Common Stock (see page
     19).

24.2 Consent of Deloitte & Touche LLP, independent accountants (see page 21).

25.1 Power of Attorney (see page 16).

     Item 9. Undertakings.

     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 26th day of August, 1998.

                              EATON VANCE CORP.



                              By:  /s/  James B. Hawkes
                                   --------------------
                                        James B. Hawkes
                                        President




                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Eaton Vance Corp., hereby severally constitute and appoint Alan R. Dynner, and Thomas Otis, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Eaton Vance Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                              Date
---------                       -----                              ----
                                President, Chief Executive
/s/  James B. Hawkes            Officer and Director             August 26, 1998
----------------------------    (Principal Executive Officer)
     James B. Hawkes

/s/  M. Dozier Gardner          Vice Chairman and Director       August 26, 1998
----------------------------
     M. Dozier Gardner

                                Director
----------------------------
     John G. L. Cabot

                                Director
----------------------------
     John M. Nelson

/s/  Vincent M. O'Reilly        Director                         August 26, 1998
----------------------------
     Vincent M. O'Reilly

/s/  Benjamin A. Rowland, Jr.   Vice President and Director      August 26, 1998
-----------------------------
     Benjamin A. Rowland, Jr.

                                Director
-----------------------------
     Ralph Z. Sorenson

/s/  William M. Steul           Treasurer (Principal Financial   August 26, 1998
-----------------------------   and Accounting Officer)
     William M. Steul

                                  EXHIBIT INDEX


                                                                      Sequential
Exhibit                                                                 Page No.
-------                                                               ----------

4.1       Specimen certificate of Non-Voting Common Stock                  20

24.2      Consent  of Deloitte & Touche LLP, independent                   22
          accountants.

25.1      Power of Attorney (included in the signature page of             17
          this Registration Statement).

                                                                     EXHIBIT 4.1



NUMBER                                                   SHARES
[ EV       ]                                             [    ]


COMMON STOCK                                             COMMON STOCK

PAR VALUE
$0.015625 PER SHARE                                      CUSIP
                                                         SEE REVERSE FOR CERTAIN
                                                         DEFINITIONS

                                EATON VANCE CORP.

Incorporated under                              This Certificate is Transferable
The Laws of Maryland                            In New York, NY or Boston


THIS CERTIFIES THAT



IS THE OWNER OF

       FULLY PAID AND NON-ASSESSABLE SHARES OF NON-VOTING COMMON STOCK OF

Eaton Vance Corp. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar. The Corporation will furnish to the holder hereof on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue.

WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS

Dated.

                                          COUNTERSIGNED AND REGISTERED:
                                               THE FIRST NATIONAL BANK OF BOSTON
                                                 TRANSFER AGENT AND REGISTRAR

                                          BY:
                                                  Authorized Signature

                  TREASURER                                             CHAIRMAN

     The  following  abbreviations,   when  used  in  the  inscription  of  this
certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM  -  as tenants in common          UNIF GIFT MIN ACT - __ Custodian ___
  TEN ENT  -  as tenants by the entireties                   (Cust)      (Minor)
  JT TEN   -  as joint tenants with right of       under Uniform Gifts to Minors
              survivorship and not as tenants      Act_____________
              in common                                (State)

     Additional abbreviations may also be used though not in the above list.

     For Value Received, __________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

[                                                               ]
-----------------------------------------------------------------


--------------------------------------------------------------------------------
(Please print or typewrite name and address, including zip code, of assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

------------------------------------------------------------------------- Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute

and appoint                                                             Attorney
            ------------------------------------------------------------
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
      ----------------------


     NOTICE:  --------------------------------------
              THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                                                                   EXHIBIT 24.2


                          INDEPENDENT AUDITORS CONSENT




We consent to the incorporation by reference in this Registration Statement of Eaton Vance Corp. on Form S-8 of our reports dated November 25, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts
August 26, 1998